Exhibit 2.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DATCHAT, INC.

I, the undersigned, being the Chief Operating Officer of DatChat, Inc. (the “Corporation”), a corporation organized and existing under the provisions of the Nevada Revised Statutes (the “NRS”), for the purpose of amending and restating the articles of incorporation of the Corporation filed with the Secretary of State of the State of Nevada on December 4, 2014, do hereby certify that:

ARTICLE I

NAME

The name of the corporation is DatChat, Inc.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under NRS.

ARTICLE III

RESIDENT AGENT & REGISTERED OFFICE

Section 3.01 Resident Agent. The name and address of the resident agent for service of process is:

INCORP SERVICES, INC.

2360 Corporate Circle Ste. 400

Henderson, NV 89074

Section 3.02 Registered Office. The address of its registered office is:

2360 Corporate Circle Ste. 400

Henderson, NV 89074

Section 3.03 Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Any meeting of the directors and/or stockholders held outside the State of Nevada shall have the same effect as if held in the State of Nevada.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and blank check preferred stock. The total number of shares which the Corporation is authorized to issue is 200,000,000 shares. 180,000,000 shares shall be common stock, par value of $0.0001 (the “Common Stock”). 20,000,000 shares shall be blank check preferred stock, par value of $0.0001 (the “Preferred Stock” or “Blank Check Preferred Stock”).

Section 4.02 Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Blank Check Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the NRS. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4.03 Rights, Preferences, Privileges and Restrictions of Common Stock.

1. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Voting Rights. Each holder of the common stock shall be entitled to one vote for each share of common stock standing in his, her or its name on the books of the Corporation.

3. Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such time and prices as the Board of Directors or a committee thereof may approve, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights, warrants or options. In the absence of fraud, the judgment of the Board of Directors or a committee thereof as to the adequacy of consideration for the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive.

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ARTICLE V

DIRECTORS

The number of directors comprising the Board of Directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

ARTICLE VI

INCORPORATOR

The name and address of the incorporator is:

INCORP SERVICES, INC.

2360 Corporate Circle Ste 400

Henderson, NV 89074

ARTICLE VII

DIRECTORS’ AND OFFICERS’ LIABILITY

The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including) attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, or upon receipt of an undertaking or surety by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

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Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, or employee for any and all services or conduct rendered on behalf of the Corporation during such directors, officer’s, or employee’s tenure with the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE IX

AMENDMENTS

The consent of the stockholders holding at least a majority of the voting power of the outstanding stock shall be required to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation.

IN WITNESS WHEREOF, I have executed these Articles on this 19th day of August, 2016.

/s/ Darin Myman
Darin Myman, Chief Executive Officer

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